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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): DECEMBER 2, 2002


                                 OFFICEMAX, INC.
               (Exact Name of Registrant as Specified in Charter)




            OHIO                        1-13380                  34-1573735
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)

     3605 WARRENSVILLE CENTER ROAD
     SHAKER HEIGHTS, OHIO                                          44122
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (216) 471-6900


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On December 2, 2002, Michael Feuer, the Chairman and Chief Executive Officer of OfficeMax, Inc., an Ohio corporation (the "Company"), was interviewed by Bloomberg News Service. Key points from this interview were as follows:

           - The Company's sales for Black Friday (the day after Thanksgiving) were nearly $30 million, which was the highest sales volume day in the Company's 14 and one half year history.

           - This year's Black Friday sales nearly doubled the sales results from the day after Thanksgiving last year and were approximately 50% over plan.

           - Customer traffic was strong for the Thanksgiving Day weekend.

           - Same-store sales (stores opened this year and last) for the Company's fiscal month of November (adjusted for the shift of Thanksgiving Day in the Company's fiscal calendar from fiscal November last year to fiscal December this year) were up approximately 8.3% from 7.7% for the third quarter ended in October.

           - Items showing strongest sales were digital cameras, all-in-one machines, DVD-RWs, two-way radios and office chairs.

           - These sales results were due primarily to the Company's new Max Means More marketing program and its continuing focus on store execution, enhanced in-store shopping experience, combined with recently reengineered supply-chain management and computerized replenishment processes.

           - Although pleased with these results and optimistic about the holiday selling season, there can be no assurance that this positive trend will continue.

           - The Company is not changing its previously announced earnings guidance of 11 cents to 13 cents for the fourth quarter and six cents to eight cents for the full year (assuming the Company's historical tax rate).

Note: Statements made in this Form 8-K, other than those concerning historical information, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are made pursuant to the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements use such words as "may," "will," "should," "expects," "plans," "anticipates," "estimates," "believes," "thinks," "continues," "indicates," "outlook," "looks," "goals," "initiatives," "projects," or similar expressions. These statements are likely to address the Company's growth strategy, future financial performance (including sales, gross margin and earnings), strategic initiatives, marketing and expansion plans and the impact of operating initiatives. The forward-looking statements, which speak only as of the date of this filing, are subject to risks,


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uncertainties and other factors that could cause actual results to differ materially from those stated, projected or implied in the forward-looking statements. These risks and uncertainties include the following: risks associated with general economic conditions (including effects of the stock market decline, currency devaluation, additional terrorist attacks and hostilities, slower than anticipated economic recovery and declining employment rate or other changes in our customers' business environments, including an increase in bankruptcy filings); increasing competition that includes office supply superstores, warehouse clubs, contract stationers, electronics stores and mass merchant retailers, as well as grocery and drug store chains; the result of continuing SFAS 142 assessments; and other risks and uncertainties described in
Exhibit 99.1 of the Company's Annual Report on Form 10-K for the fiscal year ended January 26, 2002, and in other reports and exhibits to reports filed with the Securities and Exchange Commission (these descriptions are incorporated herein by reference). You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are available, at no charge, at www.sec.gov and www.freeEDGAR.com, as well as on a number of other Web sites. The foregoing list of important factors is not exclusive. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             OFFICEMAX, INC.



                             By: /s/ Ross H. Pollock
                                 ---------------------
                                 Name: Ross H. Pollock
                                 Title: Secretary


Date: December 2, 2002



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